    As filed with the Securities and Exchange Commission on February 24, 1999

                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               ------------------
                                 SUPERVALU INC.
             (Exact name of registrant as specified in its charter)

                Delaware                               41-0617000
      (State or other jurisdiction                 (I.R.S. Employer
    of incorporation or organization)              Identification No.)

        11840 Valley View Road                           55344
        Eden Prairie, Minnesota                        (Zip Code)
(Address of Principal Executive Offices)


                 CUB FOODS RETAIL CLERKS 401-K PLAN, AS AMENDED
                            (Full title of the Plan)
                 SUPERVALU PITTSBURGH DIVISION UNION 401(k) PLAN
            FOR LOCAL 30 COLLECTIVE BARGAINING ASSOCIATES, AS AMENDED
                            (Full title of the Plan)
               PITTSBURGH DIVISION PROFIT SHARING PLAN, AS AMENDED
                            (Full title of the Plan)
                WETTERAU INCORPORATED MONEYBUILDER PLAN AND TRUST
                 FOR COLLECTIVE BARGAINING EMPLOYEES, AS AMENDED
                            (Full title of the Plan)
         SUPERVALU RETAIL OPERATIONS PROFIT SHARING AND SUPER SAVER PLAN
                           TRUST AGREEMENT, AS AMENDED
                            (Full title of the Plan)

                            William E. McDonald, Esq.
                    Corporate Counsel and Assistant Secretary
                                 SUPERVALU INC.
                             11840 Valley View Road
                          Eden Prairie, Minnesota 55344
                     (Name and address of agent for service)

                                 (612) 828-4000
          (Telephone number, including area code, of agent for service)

                        ---------------------------------

                             CALCULATION OF REGISTRATION FEE
============================================================================================
Title of securities       Amount to be   Proposed maximum   Proposed maximum    Amount of
  to be registered       registered (1)   offering price   aggregate offering  registration
                                           per share (2)       price (2)           fee
--------------------------------------------------------------------------------------------
Common Stock ($1.00      120,000 shares       $24.25          $2,910,000         $810.00
 par value)
============================================================================================

(1) The number of shares being registered for each plan is as follows: 13,000 shares for the Cub Foods Retail Clerks 401-K Plan, as amended; 4,000 shares for the SUPERVALU Pittsburgh Division Union 401(k) Plan for Local 30 Collective Bargaining Associates, as amended; 83,000 shares for the Pittsburgh Division Profit Sharing Plan, as amended; 13,000 shares for the Wetterau Incorporated Moneybuilder Plan and Trust for Collective Bargaining Employees, as amended; and 7,000 shares for the SUPERVALU Retail Operations Profit Sharing and Super Saver Plan Trust Agreement, as amended. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans named herein.

(2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(h)(1) and (c), based upon the average of the high and low prices of the registrant's Common Stock on the New York Stock Exchange as reported in the consolidated transaction reporting system on February 22, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents, which have been filed by SUPERVALU INC. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1998.

        (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended June 20, 1998, September 12, 1998 and December 5, 1998.

        (c)     The Company's Current Report on Form 8-K dated May 8, 1998.

        (d) The description of the Company's Common Stock contained in any registration statement filed by the Company under the Exchange Act, including any amendment or report filed by the Company under the Exchange Act for the purpose of updating such description.

        All documents filed by the Company or by the Cub Foods Retail Clerks 401-K Plan, as amended, the SUPERVALU Pittsburgh Division Union 401(k) Plan for Local 30 Collective Bargaining Associates, as amended, the Pittsburgh Division Profit Sharing Plan, as amended, the Wetterau Incorporated Moneybuilder Plan and Trust for Collective Bargaining Employees, as amended, and the SUPERVALU Retail Operations Profit Sharing and Super Saver Plan Trust Agreement, as amended, (the "Plans") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against certain expenses, judgments, fines and settlements in connection with threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative.

        Article Eighth of the Company's Restated Certificate of Incorporation provides that a director shall not be liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions, (iv) for any transaction for which the director derived an improper personal benefit or (v) for any act or omission occurring prior to the date when such Article Eighth became effective.

        Article IX of the Company's Restated Bylaws, as amended, and the Company's Directors' and Officers' Liability Insurance Policy provide for indemnification of the directors and officers of the Company against certain liabilities.

Item 7. Exemption from Registration Claimed.

        No securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8. Exhibits.


        4.1 Restated Certificate of Incorporation (incorporated by reference to Exhibit (3)(i) to the Company's Annual Report on Form 10-K for the fiscal year ended February 26, 1994).

        4.2 Restated Bylaws, as amended (incorporated by reference to Exhibit (3) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 12, 1998).

        4.3 Rights Agreement, dated as of April 12, 1989, between the Company and Norwest Bank Minnesota, National Association, as Rights Agent (incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated April 19, 1989).

        5.1 Determination Letter from the Internal Revenue Service with respect to qualification of the Cub Foods Retail Clerks 401-K Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

        5.2 Determination Letter from the Internal Revenue Service with respect to qualification of the SUPERVALU Pittsburgh Division Union 401(k) Plan for Local 30 Collective Bargaining Associates under Section 401 of the Internal Revenue Code of 1986, as amended.

        5.3 Determination Letter from the Internal Revenue Service with respect to qualification of the Pittsburgh Division Profit Sharing Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

        5.4 Determination Letter from the Internal Revenue Service with respect to qualification of the Wetterau Incorporated Moneybuilder Plan and Trust for Collective Bargaining Employees under Section 401 of the Internal Revenue Code of 1986, as amended.

        5.5 Determination Letter from the Internal Revenue Service with respect to qualification of the SUPERVALU Retail Operations Profit Sharing and Super Saver Plan Trust Agreement under
                Section 401 of the Internal Revenue Code of 1986, as amended.

        23.1    Consent of Deloitte & Touche LLP.

        24.1    Power of Attorney.

        The registrant hereby undertakes to submit any amendments to the Plans to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plans under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9. Undertakings.

        (a)     The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section
                10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events
                arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                        (iii) To include any material information with respect
                to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
        Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of the Plans' respective annual reports pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on February 23, 1999.

                                    SUPERVALU INC.


                                    By:  /s/ Michael W. Wright
                                         -------------------------------------
                                          Michael W. Wright
                                          Chairman of the Board, President and
                                          Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                       Title
             ---------                       -----


/s/ Michael W. Wright               Chairman of the Board, President
----------------------------------  and Chief Executive Officer
         Michael W. Wright          and Director (principal executive officer)

/s/ Pamela K. Knous                 Executive Vice President
----------------------------------  and Chief Financial Officer
          Pamela K. Knous           (principal financial and accounting officer)

----------------------------------  Director
            Herman Cain

----------------------------------  Director
        Lawrence A. Del Santo

/s/ Edwin C. Gage *                 Director
----------------------------------
           Edwin C. Gage

/s/ William A. Hodder *             Director
----------------------------------
         William A. Hodder

/s/ Garnett L. Keith, Jr. *         Director
----------------------------------
        Garnett L. Keith, Jr.

/s/ Richard L. Knowlton *           Director
----------------------------------
        Richard L. Knowlton

/s/ Charles M. Lillis *             Director
----------------------------------
         Charles M. Lillis

/s/ Harriet Perlmutter *            Director
----------------------------------
        Harriet Perlmutter

/s/ Steven S. Rogers *              Director
----------------------------------
         Steven S. Rogers

/s/ Carole F. St. Mark *            Director
----------------------------------
        Carole F. St. Mark


*By  /s/ Michael W. Wright
----------------------------------
    Michael W. Wright
    Attorney-in-Fact



        Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plans) have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on February 23, 1999.

                            CUB FOODS RETAIL CLERKS 401-K PLAN, AS AMENDED

                            By: Cub Foods, A Division of SUPERVALU INC.,
                                the Plan Administrator

                            By  /s/ Ronald C. Tortelli
                                ------------------------------------------------
                                Ronald C. Tortelli
                                Senior Vice President, Human Resources

                            SUPERVALU PITTSBURGH DIVISION UNION 401(k)
                            PLAN FOR LOCAL 30 COLLECTIVE BARGAINING
                            ASSOCIATES, AS AMENDED

                            By: SUPERVALU INC., the Plan Administrator

                            By  /s/ Ronald C. Tortelli
                                ------------------------------------------------
                                Ronald C. Tortelli
                                Senior Vice President, Human Resources


                            PITTSBURGH DIVISION PROFIT SHARING PLAN,
                            AS AMENDED

                            By: SUPERVALU INC., the Plan Administrator


                            By  /s/ Ronald C. Tortelli
                                ------------------------------------------------
                                Ronald C. Tortelli
                                Senior Vice President, Human Resources

                            WETTERAU INCORPORATED MONEYBUILDER PLAN AND TRUST FOR COLLECTIVE BARGAINING EMPLOYEES, AS AMENDED

                            By: SUPERVALU INC., the Plan Administrator

                            By  /s/ Ronald C. Tortelli
                                ------------------------------------------------
                                Ronald C. Tortelli
                                Senior Vice President, Human Resources

                            SUPERVALU RETAIL OPERATIONS PROFIT SHARING
                            AND SUPER SAVER PLAN TRUST AGREEMENT, AS AMENDED

                            By: SUPERVALU INC., the Plan Administrator

                            By  /s/ Ronald C. Tortelli
                                ------------------------------------------------
                                Ronald C. Tortelli
                                Senior Vice President, Human Resources

                                  EXHIBIT INDEX


Exhibit Number               Description                                                  Page
--------------               -----------                                                  ----
     4.1       Restated Certificate of Incorporation (incorporated by reference    Previously filed
               to Exhibit (3)(i) to the Company's Annual Report on Form 10-K for
               the fiscal year ended February 26, 1994).

     4.2       Restated Bylaws, as amended (incorporated by reference to Exhibit   Previously filed
               (3) to the Company's Quarterly Report on Form 10-Q for the
               quarter ended September 12, 1998).

     4.3       Rights Agreement, dated as of April 12, 1989, between the Company   Previously filed
               and Norwest Bank Minnesota, National Association, as Rights Agent
               (incorporated by reference to Exhibit 1 to the Company's Current
               Report on Form 8-K dated April 19, 1989).

     5.1       Determination Letter from the Internal Revenue Service with         Filed electronically
               respect to qualification of the Cub Foods Retail Clerks 401-K
               Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

     5.2       Determination Letter from the Internal Revenue Service with         Filed electronically
               respect to qualification of the SUPERVALU Pittsburgh Division
               Union 401(k) Plan for Local 30 Collective Bargaining Associates
               under Section 401 of the Internal Revenue Code of 1986, as amended.

     5.3       Determination Letter from the Internal Revenue Service with         Filed electronically
               respect to qualification of the Pittsburgh Division Profit
               Sharing Plan under Section 401 of the Internal Revenue Code of
               1986, as amended.

     5.4       Determination Letter from the Internal Revenue Service with         Filed electronically
               respect to qualification of the Wetterau Incorporated
               Moneybuilder Plan and Trust for Collective Bargaining Employees
               under Section 401 of the Internal Revenue Code of 1986, as amended.

     5.5       Determination Letter from the Internal Revenue Service with         Filed electronically
               respect to qualification of the SUPERVALU Retail Operations
               Profit Sharing and Super Saver Plan Trust Agreement under Section
               401 of the Internal Revenue Code of 1986, as amended.

    23.1       Consent of Deloitte & Touche LLP.                                   Filed electronically

    24.1       Power of Attorney.                                                  Filed electronically
